Exhibit 99.1

May 20, 2014

Filed Via SEDAR

To All Applicable Exchanges and Commissions

Dear Sirs:

Subject:	Equal Energy Ltd. (the “Corporation”)
Notice of Meeting and Record Date

We are pleased to confirm the following information with respect to the Corporation’s upcoming Special Meeting of securityholders:

Meeting Date:	July 8, 2014
Record Date for Notice:	June 8, 2014
Record Date for Voting:	June 8, 2014
Beneficial Ownership Determination Date:	June 8, 2014
Class of Securities Entitled to Receive Notice:	Common
Class of Securities Entitled to Vote:	Common
ISIN Number:	CA29390Q1090
Meeting Location:	Calgary, AB
Corporation sending materials directly to NOBOs:	No
Corporation to pay for delivery of materials to OBOs:	Yes
Notice-and-Access for registered holders:	No
Notice-and-Access for beneficial holders:	No

In accordance with applicable securities regulations we are filing this information with you in our capacity as agent of the Corporation.

Yours truly,

OLYMPIA TRUST COMPANY

signed “Daisy Molina”

Daisy Molina

Corporate Administrator

Corporate & Shareholder Services

Direct Dial:     (403) 668-8327

cc: CDS & Co.